Timberline Resources Corporation
P.O. Box 5034
Spokane, WA 99205

February 18, 2004

State Of Idaho
Department of Lands
Boise, Idaho 83720

Re: Mineral Lease No. 9347

Dear Sir or Madame,

Enclosed is a signed Sub-Lease Agreement covering State of Idaho Mineral Lease No. 9347. As required by Section 15 of the Mineral Lease, we are providing your office with this copy of the sublease agreement for approval.

Timberline Resources Corporation is an Idaho corporation in good standing.

If you have any questions about this matter, please call James Ebisch, the Lessee, at (509) 928-6098. My telephone number is (509) 747-5225.

Thank you very much.

Sincerely,

Stephen Goss

Stephen Goss
President
Timberline Resources Corporation

IDAHO DEPARTMENT OF LANDS

STATE OF IDAHO
DEPARTMENT OF LANDS
Boise, Idaho

MINERAL LEASE NO. 9347

THIS INDENTURE is made, and this lease shall commence, on this 1st day of JANUARY 2004, between the STATE OF IDAHO, by and through the State Board of Land Commissioners as LESSOR, and JAMES EBISCH, as LESSEE, whose mailing address is 12108 N. FORKER ROAD, SPOKANE, WASHINGTON 99217, hereinafter called the Lessee, under and pursuant to Idaho Code title 47, chapter 7 as amended.

The anniversary date shall be March 1 of each year and this lease will terminate the last day of February, 2013.

The Lessor, in consideration of the rents and royalties to be paid and the covenants to be observed by the Lessee, as hereinafter set forth on Pages 2 through 4 and Exhibit "A" attached hereto, does hereby lease and demise unto the Lessee exclusive right and privilege to mine for the following mineral resources:

METALLIFEROUS MINERALS

the following lands situated in the County of CLARK, State of Idaho, being more particularly described as follows:

TOWNSHIP 12 NORTH, RANGE 37 EAST, BOISE MERIDIAN

SECTION 16: All, containing 640 acres, more or less, Public School lands

Ben Ysursa
Secretary of State of the State of Idaho

Dirk Kempthorne
President of the State Board of Land Commissioners and Governor of the State of Idaho

Winston A. Wiggins
Director, Department of Lands

GREAT SEAL OF THE STATE OF IDAHO

STATE OF IDAHO)
)ss
COUNTY OF ADA)

On this 30 day of January in the year 2004 before me, a Notary Public in and for said state, personally appeared DIRK KEMPTHORNE, known to me to be the Governor of the State of Idaho and President of the State Board of Land Commissioners, and BEN YSURSA, known to me to be the Secretary of State of the State of Idaho and WINSTON A. WIGGINS, known to me to be the Director of the Department of Lands of the State of Idaho, that executed the said instrument and acknowledged to me that such State Board of Land Commissioners and State of Idaho executed same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal on the day and year last written above.

NOTARY PUBLIC STATE OF IDAHO

Notary Public Residing at Boise
My Bond Expires: 06-08-2007

STATE OF Wash)
)ss
COUNTY OF Spokane)

On this 23 day of January, 2004, personally appeared James Ebisch, known to me to be:

(INDIVIDUAL - Strike out if not applicable)

the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

(~~PARTNERSHIP~~ - Strike out if not applicable)

one of the partners in the partnership of ______ and the partner or one of the partners who subscribed said partnership's name to the foregoing instrument, and acknowledged to me that he executed the same in said partnership name.

(~~CORPORATION~~ - Strike out if not applicable)

the ______ of the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

ALLYSON E. JAY NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES OCTOBER 25, 2006

Allyson E. Jay
Notary Public For:
Residing at:
My Bond Expires: 10-25-06

Lessee is granted the rights during the term of this lease to use and occupy so much of the surface of the said lands as may be required for all purposes reasonably incident to the prospecting for, exploration for, development of, production, refining, processing and marketing of said precious metals, minerals and ores produced from said lands, including the right to construct and maintain thereon all works, buildings, plants, waterways, roads, communication lines, reservoirs, tanks or other structures necessary to the full enjoyment thereon for the purpose of the lease, and subject to the conditions laid down in Idaho Code title 47, chapter 7, as amended.

2. TERM: This lease shall continue in force and effect for a maximum term of ten (10) years, except as provided in Section 3 below. Renewal is subject to Idaho Code sections 47-704 and 47-707.

3. LEASE EXTENSION: This mineral lease shall be for a maximum term of ten (10) years, and so long thereafter as precious metals, minerals, ores, or any of these are produced in paying quantities, or as much longer thereafter as the Lessee in good faith shall conduct mining operations thereon.

4. RENEWAL RIGHTS: The leaseholder of this mineral lease, upon the expiration of the initial term, all renewals thereof, and any extension of such initial or renewal term pursuant to Section 3 above, shall be given the preferential right to renew this lease under such readjustment of the terms and conditions as the Board may determine to be necessary in the interest of the State.

5. RENTAL: To pay to the Lessor a minimum annual rental of one hundred sixty dollars ($160.00) for any area up to 160 acres, and one dollar ($1.00) thereafter for each additional acre up to a maximum of one section or 640 acres, payable in advance annually, with the first rental payment due being $747.00, payment whereof is hereby acknowledged. Annual rental of SIX HUNDRED FORTY DOLLARS ($640.00) shall be due on each anniversary date for the balance of the lease term. Such rental for any rental year shall be deducted from the royalties as they accrue for that rental year. Lessor shall have no obligation hereunder to give Lessee advance notice of any rental payment.

6. ROYALTY: To keep books of account in Idaho showing the amount of mineral extracted from said property leased, the amount of mineral shipped, sold, or treated, and the amount of money received from the sale of said minerals so extracted and which may be found in, upon or around, said mine and reduced, sold, treated or shipped. Lessee shall pay to the Lessor the royalty as set forth below in Exhibit 'A'. This royalty shall apply to all minerals, ores or materials mined and removed from the premises herein, and that said books of account concerning pertinent information necessary to verify royalty due Lessor shall be open at all reasonable times to the said Lessor or its authorized agents. Lessee shall pay to the Lessor the royalty(ies) as established in Exhibit "A" which shall be incorporated and made part hereof

LATE PAYMENT PENALTIES - RENTAL AND ROYALTY: Rental and royalty is delinquent if not paid on or before the due dates set forth in Sections 5 and 10 of this lease. Should rental or royalty be delinquent, the department will send a single notice of delinquency to the lessee. If payment is not received by the department within thirty (30) days from the date of mailing, the department may cancel the lease without further notice to the lessee or may assess the greater of the following: either a $25.00 late payment charge or penalty at the rate of one percent (1%) for each calendar month or fraction thereof, compounded monthly, for late payments from the date the rental or royalty was due. The department is not responsible for notifying lessees of rentals due prior to the due date not withstanding any billing practices of the department.

8. PLAN OF OPERATION: Prior to initiation of operations using motorized earth-moving equipment, lessee shall submit a minimum bond of $1,000.00 per affected acre, or actual calculated reclamation costs, for each acre to be worked during the succeeding twelve (12) month period, providing the operation is not bonded under Idaho Code title 47, chapter 13 (Idaho Dredge and Placer Mining Protection Act) or Idaho Code title 47, chapter 15 (Idaho Surface Mining Act). The aforementioned bond will be in addition to the required lease bond and covers without limitation surface effects of underground mining operations.

(a) Exploration Activities: Exploration activities of the lessee shall be conducted in accordance with the applicable provisions of Idaho Code title 47, chapter 13, as amended (Idaho Dredge and Placer Mining Protection Act) or Idaho Code title 47, chapter 15, as amended (Idaho Surface Mining Act). Exploration requiring motorized earth-moving equipment and/or mining activities are expressly prohibited on lands covered by this lease until written approval has been received from the Department of Lands.

(b) Mining and Reclamation Plan: Before mining operations may begin, the Lessee shall submit a mining and reclamation plan with respect to the above described tracts(s) which includes: a description and location of support facilities that may be constructed in conjunction with mining operations; type of equipment to be utilized; outline of mine panels and sequence in which each one will be mined; location for placement of topsoil, overburden and stockpiles; location of all roads on mine site along with other topographic features such as streams which may be impacted by the mining operation. The lessee may include the mining plan for the above described tract(s) only as an integral part of the reclamation plan required under section 7(c) of this lease.

(c) Reclamation Plan: Before mining operations may begin, the lessee shall submit a reclamation plan in compliance with the applicable provisions of Idaho Code title 47, chapters 13 or 15, as amended, and any stipulations attached hereto or incorporated in this lease. Upon approval from the Department of Lands, the lessee or its operator may initiate mining operations, and the plan, as may be amended in conjunction with the stipulations contained in this lease, shall govern mining operations under this lease.

OPERATING PRACTICES: To conduct all exploration, development and mining operations in a good and workmanlike manner and to properly protect all surface openings or workings where persons or animals are likely to be injured by falling therein or otherwise endangered.

10. MONTHLY PAYMENTS AND STATEMENTS: Lessee shall submit to the Lessor royalty payments in full on or before the last business ... of the month following the month of production for all minerals mined and removed from the premises herein; and to furnish sworn monthly ...nents therewith on such forms as the Lessor may prescribe, showing in tons or cubic yards the amount of all ore mined and removed; and such other pertinent information necessary to verify said statements as may be requested of its Lessees by the Lessor.

11. INSPECTION: To afford any person duly authorized by the Lessor, at all reasonable hours, access to the leased premises and to all workings, structures and improvements thereon or connected therewith and also to all books and records of the Lessee relevant to a determination of the amount of royalty to be paid.

12. ANNUAL REPORT: Lessee shall furnish to the Lessor annually and at such other times as the said State Board of Land Commissioners shall require, in the manner and form prescribed by the said State Board of Land Commissioners, a report as to the character and extent of all prospecting, exploratory, development and mining work performed and of all structures and improvements placed upon the leased land, and with a plat showing the locations of all drill holes and other exploratory and development work, structures, and improvements on the leased land. Also, if available, the Lessee shall include with the annual report all sample-assay data showing indications of the tenor or grade of minerals, a detailed log of each borehole and adequate maps so as to make such data meaningful.

13. DWELLING RIGHTS: The Lessee shall not set up a residence of any type, temporary or permanent, on the premises herein without written permission from the Director, Department of Lands expressly authorizing such dwelling or place of abode.

14. ASSIGNMENT: No assignment by the Lessee shall be effective as to the Lessor unless and until there is filed with the Director, Department of Lands, an executed or certified copy of such assignment and a written notice setting forth the name and address, or names and addresses, of the assignee, or assignees, and said assignment is approved by the State Board of Land Commissioners.

15. SUBLEASE: This lease is personal to the Lessee and no part of the Lessee's interest may be sublet without the Lessor's prior written consent. An executed copy of the sublease agreement must be submitted to the Lessor for approval.

16. TAXES: To pay when due all taxes lawfully assessed and levied under the laws of the State of Idaho, upon the Lessee's interest in the leased land and leased deposits and upon production under this lease and upon structures and improvements of the Lessee on the leased land.

17. STATUTES: To comply with and be subject in all respects to the provisions of Idaho Code title 47, chapter 7, as amended, which present provisions are hereby made a part hereof to the same extent as if incorporated herein, and to comply with and be subject to the ...able provisions of federal and state statutes.

18. PROMOTION: Except as allowed by prior written approval of the Lessor, neither Lessee nor its successors, or assigns shall use the name of the State of Idaho or the fact that its or their operations are to be conducted in whole or in part on state owned lands, under lease or otherwise, in any advertisement or prospectus promoting the sale of stock; provided, however, that the reflection on the accounting or financial records or statements of Lessee of this lease as an asset of Lessee shall not constitute a breach of this paragraph.

19. FORFEITURE: All leases of mineral deposits shall be conditional upon payment of the rental in advance annually, and upon the payment of the royalty provided for in the lease, and such other provisions as may be provided by the Board, and upon the violation of any of the conditions of the lease, the Board may at its option, after thirty (30) days notice by registered mail, cancel the lease.

Upon failure or refusal of the Lessee to accept the readjustment of terms and conditions determined by the Board at the end of any lease period, such failure or refusal shall work a forfeiture of the preferential right of the Lessee. A forfeiture of such lease, and all rights of the Lessee thereunder, may be declared by the State Board of Land Commissioners for a violation of any of the terms or conditions of said lease or of any rule or regulation of said Board with respect thereto or of any of the provisions of Idaho Code title 47, chapter 7.

If after the Lessee receives the notice of default, the Lessee in good faith does not agree that it is a default hereunder, the Lessee shall so notify the Lessor within thirty (30) days after the Lessee receives the notice of default, and in that event the foregoing 30 day corrective period shall begin on the date of the final judicial determination that the Lessee was in default under said lease as specified in said notice.

If the default specified in the notice is of such a nature that it reasonably cannot be corrected with the 30 day period and if the Lessee within said period begins corrective action or starts to correct the default and thereafter diligently carries such corrective action to completion, this lease shall not terminate, or be terminated, for such default.

In the event that the Lessee shall have procured this lease through fraud, misrepresentation or deceit, then and in that event, this agreement, at the option of the Lessor, shall cease and terminate and shall become ipso facto null and void, and all improvements upon said land or premises under the terms of this lease shall forfeit to and become property of the State of Idaho.

20. SURRENDER-RELINQUISHMENT: Lessee may surrender this lease or any surveyed subdivision of the area covered by this lease, by filing a written statement of relinquishment.

In the event of a partial surrender of the land covered by this lease, the annual rental thereafter payable shall be reduced p...tionately, but in no case shall the annual rental be less than the minimum annual rental of ONE HUNDRED SIXTY DOLLARS ($160.00).

A relinquishment may take effect 30 days after it is received by the Department. Thereafter the Lessee shall be relieved of liability under this lease except for the continued obligation of the Lessee and his surety 1) to make payments of all accrued rentals and royalties and 2) to reclaim the surface and natural resources in accord with the approved surface mining plan.

21. LIABILITY: The Lessee hereby agrees to hold harmless and free from liability, the Lessor for any injuries to persons or damage to property occurring on the above described premises to the extent that such injury or damage arises from the negligence of Lessee during the term of this lease.

22. DISPOSITION OF IMPROVEMENTS: Improvements, as defined by Idaho Code title 47, chapter 7, on expiration, cancellation or forfeiture of this lease, shall be disposed of as provided for in said law.

23. EASEMENTS: The Lessor reserves the right to permit for joint or several use, such easements or rights of way upon, through, or in the leased land as may be necessary or appropriate to the working of the same or other land containing mineral deposits and the treatment and shipment of products thereof, by or under authority of the Lessor or its Lessees, and for other public purposes upon the condition that such use shall not unreasonably interfere with the exercise by the Lessee of the right and privileges granted under this lease.

24. SURFACE RIGHTS: There is reserved the right to the Lessor to lease, sell or otherwise dispose of the surface of the lands embraced within this lease for any purpose, grazing, mining, timber, agricultural, or otherwise, subject to the provisions of Idaho Code sections 47-711 and 47-712.

25. TIMBER (Applicable only for state-owned surface): Prior to cutting or removing timber for exploration or development of the mineral property, the Department of Lands must be given written notice at least six months in advance of the intended cutting or clearing operation and be reimbursed for the value of any merchantable timber and pre-merchantable timber cut or cleared from the lease site. Cutting and removing of timber growth, other than that permitted during development of mine access roads, mining or construction of facilities associated with mineral removal is prohibited under this lease. The value shall be established by the Lessor using accepted fair market value approach appraisal techniques. Upon payment by the Lessee of the timber value established by the Lessor, title to the timber growth shall pass to the Lessee. The mineral Lessee shall not unreasonably interfere with removal of timber purchased by a third party from the State of Idaho prior to or subsequent to the issuance of this lease.

26. ENVIRONMENTAL QUALITY: The operation shall be conducted in accordance with the State of Idaho Water Quality Regulations Suitable containers shall be provided for trash, garbage, and human excreta, so that such materials can be disposed of at approved sites. Waste petroleum products shall not be drained or poured onto the leased site, but shall be disposed of in suitable containers at approved sites.

27. BOND: Concurrently to the execution of the lease by the Lessee, Lessee shall furnish to the department the established fees for mineral leases as required by the Reclamation Fund Act, Idaho Code title 47, chapter 18, and applicable rules, to provide reclamation assurance. This payment shall be in lieu of a traditional bond. The department may elect to require additional bond over and above reclamation assurance provided under the Reclamation Fund Act.

Prior to initiation of operations using motorized earth moving equipment, Lessee may be required to submit additional fees in accordance with the Reclamation Fund Act and applicable rules. Underground mining operations on state lands will not be secured pursuant to the Reclamation Fund Act and will be required to provide traditional bonding.

The period of liability of any bond shall not be terminated until all lease terms and conditions have been fulfilled and the bond is released in writing by the Director.

28. PRIOR RIGHTS AND RESERVATIONS: The Lessee agrees to take this lease subject to all valid existing rights including any property filed outstanding prior leases or contracts of sale from the State of Idaho of any kind whatsoever and subject to the rights reserved by the Lessor as herein set forth.

29. HEIRS AND SUCCESSORS IN INTEREST: It is further agreed that each obligation hereunder shall extend to and be binding upon, and every benefit hereof shall inure to the heirs, executors, administrators, successors of or assignees of the respective parties hereto.

30. TITLE: Lessor makes no representation or warranty whatsoever with respect to its title to said leased premises and Lessee shall be solely responsible for satisfying itself with respect to the ownership of such lands; and if subsequently divested of said title, no liability shall be incurred by virtue of this lease for any loss or damage to the Lessee; nor shall any claim for refund of rents or royalties therefore paid, be made by said Lessee, its successor or assignees.

31. CONFIDENTIALITY: Any information supplied by the Lessee to the State Board of Land Commissioners, the Director, or the Department of Lands and designated by such operator as "CONFIDENTIAL" shall not be disclosed by the State Board of Land Commissioners, the Director or Department employees to any person other than the Board, the Director and employees of the Department without the expressed written permission of the Lessee supplying such information; provided, however, that this shall not be construed to prohibit the Board from using all information available to it in any administrative hearing or judicial proceedings brought under this lease, subject to appropriate protective orders.

IDAHO DEPARTMENT OF LANDS

EXHIBIT "A"

ROYALTY SCHEDULE

GOLD, SILVER, COPPER, LEAD, ZINC, MOLYBDENUM, TUNGSTEN, IRON, PLATINUM, ANTIMONY, CADMIUM, COBALT, MANGANESE, TIN

This schedule applies to ores of all mineral commodities, from any type of deposit or method of extraction and/or processing, except as follows:

Oil, gas, other hydrocarbons; uranium and other fissionable minerals; coal, sand, gravel, basalt and other common variety minerals mined for highway construction and maintenance and other general construction purposes; limestone, dolomite, marble, slate, and similar mineral materials used for dimension stone or other building materials; scoria, perlite, pumice, and forms of volcanic rocks used in the manufacture of building blocks; clay and associated minerals; lava and other decorative stone; and other mineral commodities that may be excluded at the discretion of the State Board of Land Commissioners.

Lessor reserves, and Lessee agrees to pay to Lessor, a production royalty per the following schedule:

Five (5%) Percent of the gross receipts, including all bonuses and allowances paid, earned or received at the point of sale of the first marketable minerals. Reasonable transportation costs to the closest feasible point of sale, and/or smelting charges, deductions and other treatment costs may be deducted from the gross sales receipts for material that requires additional processing to obtain marketable minerals after being mined and removed from the leased land.

GENERAL

Lessee will furnish evidence to the satisfaction of the Lessor that the price received for ores sold are reasonable and fair.

The above listed royalty rate will be reviewed on a yearly basis, and if market conditions so warrant, the above listed minimum royalty may be increased upon a sixty (60) day notification to the lessee.

March 2, 2004

James Ebisch
12108 N. Forker Road
Spokane, Washington 99217

SUBJECT: State of Idaho Mineral Lease No. 9347

I am in receipt of correspondence and copy of a sublease agreement from Timberline Resources Corporation, covering the subject mineral lease. The agreement has been made a part of your lease file.

Please note all terms and conditions of the lease agreement regarding exploration requirements and approvals and ensure that Timberline is aware of these stipulations. In addition, Timberline is required to furnish all data from any exploration projects that may be approved on this lease.

Should you have any questions, you may contact me at the above address or telephone (208) 334-0231.

SHARON A. MURRAY
Minerals Program Manager

SAM:uc

Cc: Chris Morris, IDL Eastern Idaho Area
Timberline Resources Corp., PO Box 5034, Spokane, WA 99205

SUBLEASE AGREEMENT

THIS AGREEMENT is made effective as of the 17th day of February 2004, by and between James Ebisch, hereinafter designated as "Owner", and Timberline Resources Corporation, an Idaho corporation, hereinafter designated as "Timberline".

WHEREAS, Owner holds that certain Mineral Lease No. 9347, granted by the State of Idaho Department of Lands for the 640 acres lying within Section 16, Township 12 North, Range 37 East, B.M., in Clark County, Idaho. The lands subject to the Mineral Lease are hereinafter referred to as "the "Property."

WHEREAS, Owner and Timberline desire to enter into an Agreement whereby Owner shall sublease the Mineral Lease on the Property to Timberline, whereby Timberline will have the exclusive right and privilege to hold the Mineral Lease and the obligation to comply with its terms and the terms of this Agreement, and

WHEREAS, Owner agrees to cooperate with Timberline in obtaining the required consent from the State of Idaho for this sublease;

NOW, THEREFORE, in consideration of the covenants herein expressed, the parties agree as follows:

1. PROPERTY DESCRIPTION

All lands owned by the State of Idaho in Section 16, Township 12 North, Range 37 East, B.M., in Clark County, Idaho, and subject to that certain Mineral Lease No. 9347, issued by the State of Idaho Department of Lands. A copy of Mineral Lease No. 9347 is attached hereto as Exhibit "A".

2. TERM

The term of this Agreement shall be identical to the term of Mineral Lease No. 9347, unless sooner terminated under the provisions of Section 7.

3. PAYMENT TO OWNER

Upon execution of this Agreement by Owner and Timberline, Timberline shall pay to the Owner Two Thousand Dollars ($2,000.00) and to compensate Owner for expenses incurred in obtaining the Mineral Lease in the amount of Eight Hundred and Thirty Dollars and Thirty Cents ($830.30).

4. PROTECTION FROM LIENS AND DAMAGES: COMPLIANCE WITH LAWS

Timberline agrees to pay all expenses incurred by it in its operations on the Property and to indemnify Owner against any liability to third persons resulting from Timberline's operations on the Property.

Timberline shall conduct itself with respect to the Property and its exploration so as to fully comply in every respect with the provisions of the Mineral Lease and all applicable laws of the State of Idaho and the United States of America.

5. ACCESS AND INSPECTION

Owner or his duly authorized representatives shall be permitted to enter on the Property and the workings thereon of Timberline at all reasonable times for the purpose of inspection, but in such a manner as not to unreasonably hinder the operations of Timberline.

6. DELIVERY OF DATA

If this Agreement is terminated, Timberline, upon written request given by Owner within thirty (30) days of said termination, shall furnish Owner within sixty (60) days copies of all basic maps, drill logs, and other factual data and factual material pertaining to the Property prepared by Timberline; provided, however, that Timberline shall have no liability on account of any such information received or acted on by Owner. Timberline agrees that as to any core or drill cuttings from the Property included under this Agreement retained by Timberline after termination of this Agreement, it shall allow Owner or its agent to examine such core or cuttings at the place of storage, and Timberline agrees that it shall notify Owner if Timberline chooses to discard any core or cuttings, whereupon Owner shall have thirty (30) days within which to remove, at Owner's cost, such core or cuttings as he chooses to remove. Timberline shall not be liable for the loss or destruction of core or cuttings not removed within the said thirty (30) day period.

7. TERMINATION

Timberline shall have the right to terminate this Agreement at any time by giving Owner written notice of Timberline's election to so terminate. Any notice of termination shall be given to Owner a minimum of 60 days notice prior to the Anniversary Date of the Mineral Lease on March 1 of each year. Upon the giving of such notice, this Agreement shall automatically terminate without further action of the parties, and Timberline shall have no further rights or obligations hereunder other than such as have accrued prior to the date of such termination.

On termination, Timberline agrees to provide Owner with all geologic and engineering data provided by Owner or developed by Timberline pursuant to the exploration of the Property.

8. DEFAULT

If Timberline shall be in default in making any payment or performing any other obligation herein set forth, it shall lose no rights granted hereunder unless within thirty (30) days notice in writing of such default Timberline shall fail to undertake to cure such default by the appropriate payment or performance.

9. NOTICES

Any notice required to be given to Owner hereunder shall be given by registered or certified mail, return receipt requested, addressed as follows:

James Ebisch
12108 N. Forker Road
Spokane, WA 99217

and any notice given to Timberline shall be given by registered or certified mail as follows:

Timberline Resources Corporation
P.O. Box 5034
Spokane, WA 99205

or to such other addresses as hereafter shall be forwarded in writing by either party from time to time.

Except as otherwise provided herein, service or notice or delivery of information shall be effective and complete upon personal delivery, or upon the deposit thereof in the United States mail with postage prepaid and addressed as aforesaid.

10. WHOLE AGREEMENT: ASSIGNMENT AND TRANSFER

The parties hereto agree that the whole agreement between them is written herein. This Agreement and the terms and the conditions hereof shall be freely assignable with the permission of the State of Idaho and shall be binding upon and extend to the successors, heirs, and assigns of the parties hereto; provided, however, that no transfer or assignment of the rights hereunder, however accomplished, shall operate to enlarge the obligations or diminish the rights of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed to be effective as of the date first above set forth.

OWNER:

James Ebisch

TIMBERLINE RESOURCES CORPORATION:

By: Stephen Goss, President

STATE OF WASHINGTON

COUNTY OF SPOKANE

On this, the 17th day of February, 2004, before me, the undersigned Notary Public, personally appeared Stephen Goss, known to me to be the person whose name is subscribed to the within instrument, who acknowledged that he is an Officer of Timberline Resources Corporation, and executed the same on behalf of Timberline Resources Corporation for the purposes therein contained.

IN WITNESS THEREOF; I have hereunto set my hand and official seal.

My Commission Expires: 10-12-07

JOHNSON, AUSTIN L JR
COMMISSION EXPIRES
NOTARY PUBLIC
10-12-07
STATE OF WASHINGTON

Notary Public in and for the State of Washington, residing in Spokane

STATE OF WASHINGTON

COUNTY OF SPOKANE

On this, the 17th day of February, 2004, before me, the undersigned Notary Public, personally appeared James Ebisch, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes contained therein.

IN WITNESS THEREOF; I have hereunto set my hand and official seal.

My Commission Expires:
4-30-2005

Notary Public in and for the State of Washington, residing in Spokane
Mary Jo Hoisington

MARY JO HOISINGTON
Commission Expires
NOTARY
PUBLIC
APRIL 30, 2005
STATE OF WASHINGTON